                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   Commonwealth Telephone Enterprises, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  [CTE LOGO]

                                 100 CTE Drive
                          Dallas, Pennsylvania 18612
                                (570) 631-2700

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 11, 2000

  The Annual Meeting of Shareholders of Commonwealth Telephone Enterprises, Inc., ("CTE" or the "Company") will be held at the Princeton Marriott in Forrestal Village, 201 Village Boulevard, Princeton, New Jersey 08540, on Thursday, May 11, 2000, at 10:00 A.M., local time. The meeting will be held for the following purposes:

  1. To elect four (4) Directors to Class I to serve for a term of three (3) years;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000;

  3. To approve amendments to the Company's 1997 Non-Management Directors' Stock Compensation Plan;

  4. To consider and act upon a proposal by a shareholder to declassify the Board of Directors of the Company; and

  5. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

  Only shareholders of record at the close of business on March 20, 2000, will be entitled to vote at the meeting either in person or by proxy. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

  In order to insure that your shares are represented and are voted in accordance with your wishes, IT WILL BE APPRECIATED IF YOU WILL DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. If you attend the meeting, you may personally vote your shares regardless of whether you have signed a proxy.


                                          /s/ John J. Jones

                                          John J. Jones,
                                          Executive Vice President,
                                          General Counsel and Corporate
                                           Secretary

Dated: April 19, 2000

                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.
                                 100 CTE Drive
                          Dallas, Pennsylvania 18612

                                ---------------
                                PROXY STATEMENT
                                ---------------

      Annual Meeting of Shareholders to be Held on Thursday, May 11, 2000

  This Proxy Statement is being mailed to all shareholders on or about April 19, 2000, in connection with the solicitation of proxies by the Board of Directors of Commonwealth Telephone Enterprises, Inc. ("CTE" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 11, 2000, at 10:00 A.M., local time, at the Princeton Marriott in Forrestal Village, 201 Village Boulevard, Princeton, New Jersey 08540, and at any adjournment or postponement thereof.

  At the Annual Meeting, shareholders of CTE eligible to vote will consider and vote upon proposals: (i) to elect four (4) Class I Directors to serve for a term of three (3) years; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; (iii) to approve amendments to the Company's 1997 Non-Management Directors' Stock Compensation Plan; (iv) to consider and act upon a proposal by a shareholder to declassify the Board of Directors of the Company; and (v) to transact such other business as may properly come before the meeting.

  Any proxy may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby, and if given or made, such information or representation should not be relied upon as having been authorized by the Company.

                               ----------------

              The date of this Proxy Statement is April 19, 2000.

                              THE ANNUAL MEETING

Time, Date and Place

  The Annual Meeting will be held at the Princeton Marriott in Forrestal Village, 201 Village Boulevard, Princeton, New Jersey 08540, on Thursday, May 11, 2000, at 10:00 A.M., local time.

Purpose of the Annual Meeting

  Shareholders of the Company will consider and vote upon proposals: (i) to elect four (4) Class I Directors to each serve for a term of three (3) years;
(ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; (iii) to approve amendments to the Company's 1997 Non-Management Directors' Stock Compensation Plan; (iv) to consider and act upon a proposal by a shareholder to declassify the Board of Directors; and (v) to transact such other business as may properly come before the meeting.

Record Date, Quorum, Required Vote

  The close of business on March 20, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. On March 20, 2000, there were outstanding 20,239,173 shares of Common Stock of the Company ("CTE Common Stock") and 2,088,005 shares of Class B Common Stock ("CTE Class B Common Stock," and together with the CTE Common Stock, the "CTE Common Equity"). The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shareholders will be entitled to one vote per share of CTE Common Stock and fifteen (15) votes per share of CTE Class B Common Stock on all matters to be submitted to a vote at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of Directors. Under cumulative voting, a shareholder's total vote (the number of votes to which such shareholder is entitled multiplied by the number of Directors to be elected) may be cast entirely for one candidate or distributed among two or more candidates. The persons named in the accompanying Proxy may, at their discretion, cumulate the votes which they are authorized to cast. Holders of CTE Common Stock and holders of CTE Class B Common Stock will vote as a single class on all matters.

  In accordance with Pennsylvania law, a shareholder entitled to vote for the election of Directors can withhold authority to vote for all nominees of Directors or can withhold authority to vote for certain nominees of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

  The approval of each of Proposal 2 (regarding ratification of the appointment of independent auditors), Proposal 3 (regarding the approval of amendments to the Company's 1997 Non-Management Directors' Stock Compensation
Plan) and Proposal 4 (regarding a shareholder proposal to declassify the Board of Directors) requires the affirmative vote of a majority of the votes cast by the holders of CTE Common Stock and CTE Class B Common Stock voting together as a single class. Abstentions, votes withheld and broker non-votes (described below) are counted in determining whether a quorum is present. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner. Abstentions and broker non-votes, because they are not treated as votes cast, will have no effect on matters to be voted upon at the Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three (3) classes and is currently comprised of thirteen (13) members. One class is elected each year for a three-year term. Class I Directors whose term will expire at the Annual Meeting include the following nominees, all of whom are presently Directors of the Company: David C. McCourt, Daniel E. Knowles, Walter Scott, Jr. and David
C. Mitchell. These four (4) nominees, if elected at the 2000 Annual Meeting, will serve for a term of three (3) years expiring at the Annual Meeting of Shareholders to be held in 2003.

  It is not anticipated that any of the above nominees will become unavailable for any reason, but, if any of the nominees should become so unavailable before the Annual Meeting, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee in place of such unavailable person, or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THESE FOUR (4) NOMINEES AS CLASS I DIRECTORS TO SERVE FOR A TERM OF THREE
(3) YEARS.

                             DIRECTOR INFORMATION

  Information concerning the nominees for re-election as Class I Directors and the Other Directors of the Company is set forth below:

                                                      Director    Term
 Name of Director  Age                                 Since   Expiring In
 ----------------  ---                                -------- -----------
                        Nominees for Re-Election in
                                  Class I
                        ---------------------------
 David C. McCourt   43 Chairman of the Company          1993      2000
                       since October 1993; Chairman
                       and Chief Executive Officer
                       of RCN Corporation ("RCN"),
                       an affiliate of the Company,
                       since September 1997; Chief
                       Executive Officer of the
                       Company from October 1993 to
                       November 1998; Chairman,
                       Director and Chief Executive
                       Officer of Cable Michigan,
                       Inc. from September 1997 to
                       November 1998. Mr. McCourt
                       was President and Chief
                       Executive Officer, as well
                       as a Director of Level 3
                       Telecom Holdings, Inc., an
                       affiliate of the Company
                       ("LTH"), formerly Kiewit
                       Telecom Holdings, Inc. He
                       was also Chairman and Chief
                       Executive Officer as well as
                       a Director of Mercom, Inc.
                       from October 1993 to
                       November 1998. He was a
                       Director of MFS
                       Communications Company, Inc.
                       ("MFS/WorldCom") from July
                       1990 to December 1996; and a
                       Director of WorldCom, Inc.
                       from December 1996 to March
                       1998; and President and
                       Director of Metropolitan
                       Fiber Systems/McCourt, Inc.,
                       a subsidiary of MFS Telecom,
                       Inc., from 1988 to 1997. He
                       is currently a Director of
                       Cable Satellite Public
                       Affairs Network ("C-SPAN")
                       and Level 3 Communications,
                       Inc. ("Level 3"), formerly
                       known as Peter Kiewit Sons',
                       Inc. ("PKS"), an affiliate
                       of the Company.
 Daniel E. Knowles  70 President of Cambridge Human     1995      2000
                       Resources since 1989. He was
                       a Director of Cable Michigan
                       from September 1997 to
                       November 1998.


                                                      Director    Term
   Name of Director    Age                             Since   Expiring In
   ----------------    ---                            -------- -----------
                           Nominees for Re-Election
                              in Class I (cont'd)
                           ------------------------
 Walter Scott, Jr.      68 Chairman of Level 3          1993      2000
                           since 1979 and Director
                           of PKS since April 1964;
                           Chairman and Chief
                           Executive Officer of PKS
                           for over nineteen years.
                           He is also a Director of
                           Berkshire Hathaway,
                           Inc., Burlington
                           Resources, Inc.,
                           MidAmerican Energy
                           Holdings, Inc., formerly
                           known as CalEnergy
                           Company, Inc., ConAgra,
                           Inc., Valmont
                           Industries, Inc. and
                           RCN. Mr. Scott served as
                           Chairman of the Board of
                           WorldCom from December
                           1996 to July 1997.
 David C. Mitchell      58 Former President of          1993      2000
                           Rochester Telephone
                           Corporation's Telephone
                           Group, Corporate
                           Executive Vice President
                           and Director of
                           Rochester Telephone
                           Corporation, now Global
                           Crossing, Inc. He is
                           also a Director of Lynch
                           Corporation, USN
                           Communications and HSBC
                           Bank, Inc., Rochester
                           Advisory Board. He was a
                           Director of Cable
                           Michigan from September
                           1997 to November 1998.
                            Other Directors of the
                              Company in Class II
                            ----------------------
 Michael I. Gottdenker  35 President and Chief          1997      2001
                           Executive Officer of the
                           Company since December
                           1998; President and
                           Chief Operating Officer
                           of the Company from
                           September 1997 to
                           December 1998; Executive
                           Vice President of the
                           Company's Telephone
                           Group from September
                           1995 to September 1997;
                           Executive Vice President
                           of the Company's
                           Communications Services
                           Group from August 1996
                           to September 1997.
 Frank M. Henry         66 Chairman of Frank Martz      1980      2001
                           Coach Company ("Martz")
                           since 1995 and President
                           of Martz from 1964 to
                           1995. He is also a
                           Director of First Union
                           Corporation. Mr. Henry
                           was a Director of Cable
                           Michigan from September
                           1997 to November 1998.
 Eugene Roth            64 Senior Partner at            1989      2001
                           Rosenn, Jenkins and
                           Greenwald L.L.P.
                           (Attorneys) since 1964.
                           He is also a Director of
                           the Pennsylvania
                           Regional Board of
                           Directors of First Union
                           National Bank, RCN, and
                           Geisinger Wyoming Valley
                           Medical Center.
 John J. Whyte          59 President of Worldwide       1997      2001
                           PCE Corporation
                           (Professional Corporate
                           Executive Firm); Partner
                           of Stavisky, Shapiro &
                           Whyte, certified public
                           accountants, since 1981.

                                                      Director    Term
  Name of Director   Age                               Since   Expiring In
  ----------------   ---                              -------- -----------
                           Other Directors of the
                            Company in Class III
                         --------------------------



 James Q. Crowe       50 President and Chief            1993      2002
                         Executive Officer since
                         August 1997 of Level 3;
                         President and Chief
                         Executive Officer of
                         MFS/WorldCom from June
                         1993 to June 1997 and
                         Chairman of the Board of
                         Directors of MFS/WorldCom
                         from 1992 to 1996. Mr.
                         Crowe is a Director of RCN
                         and Inacom Communications,
                         Inc. and he was Chairman
                         of the Board of Directors
                         of WorldCom, Inc. from
                         December 1996 to June
                         1997.
 Michael A. Adams     42 President and Chief            1999      2002
                         Operating Officer of RCN
                         since October 1999;
                         President of the
                         Technology and Network
                         Development Group of RCN
                         since September 1997; Vice
                         President of Technology
                         with C-TEC Corporation
                         from November 1993 to
                         September 1997. He is also
                         a Director of RCN.
 Stuart E. Graham     54 President of Skanska USA,      1990      2002
                         Inc. since 1994.
                         Previously, he has been
                         Chief Executive Officer of
                         several Skanska USA, Inc.
                         subsidiaries, including
                         Sordoni Skanska, Slattery
                         Skanska and Skanska E & C.
                         He is also a Director of
                         RCN.
 Richard R. Jaros     48 Private Investor since         1993      2002
                         1998; President of Level 3
                         from 1996 to 1997 and
                         Executive Vice President
                         of PKS from 1993 to 1997;
                         Chief Financial Officer of
                         PKS from 1995 to 1997.
                         Chairman of CalEnergy
                         Company, Inc. ("CECI")
                         from 1993 to 1994 and
                         President of CECI from
                         1992 to 1993. Mr. Jaros
                         served in various
                         capacities at PKS between
                         1980 and 1993. Mr. Jaros
                         is also a Director of
                         Level 3, MidAmerican
                         Energy Holdings, Inc.
                         (formerly known as CECI),
                         Home Services.com and RCN.
 Timothy J. Stoklosa  39 Executive Vice President       1999      2002
                         and Chief Financial
                         Officer of RCN since
                         January 2000; Senior Vice
                         President and Treasurer of
                         RCN from September 1997 to
                         January 2000; Executive
                         Vice President and Chief
                         Financial Officer, as well
                         as a Director of Mercom,
                         Inc. from 1997 to 1998;
                         Treasurer of the Company
                         from 1994 to 1997. He is
                         also a Director of RCN.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  The Board of Directors of the Company held five (5) meetings during 1999, the Audit Committee met four (4) times and the Compensation/Pension Committee met three (3) times. The Company currently does not have a nominating committee.

Executive Committee

  The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board of Directors between board meetings, except those functions assigned to specific committees. The current Executive Committee consists of David C. McCourt, Chairman, Michael I. Gottdenker, James Q. Crowe and Walter Scott, Jr.

Audit Committee

   The principal functions of the Audit Committee are to (i) make recommendations to the full Board of Directors concerning the appointment of independent accountants; (ii) review the audit scope of the independent accountants and internal auditors and related fees; (iii) be briefed on the Company's accounting principles, policies and reporting practices by the independent accountants, internal auditors and management; (iv) review with the independent accountants the results of their audit and determine what action, if any, is required with respect to the Company's internal audit function; (v) meet at least two (2) times annually with the independent accountants and the internal auditors; (vi) consider other audit and non-audit matters from time to time as requested by the full Board of Directors; and
(vii) review the Annual Report on Form 10-K. The current Audit Committee consists of John J. Whyte, Chairman, Stuart E. Graham and Frank M. Henry.

Compensation/Pension Committee

  The Compensation/Pension Committee made recommendations to the Board of Directors concerning the salaries and incentive compensation awards for the top levels of management of the Company and its subsidiaries and established compensation policy. The Compensation/Pension Committee also administered the Company's Short-Term Incentive Plan, 1994 Stock Option Plan, 1996 Equity Incentive Plan, as well as the Executive Stock Purchase Plan. The Compensation/Pension Committee reviewed and evaluated the investment performance of the various pension investment funds and monitored the performance of the administrators, investment managers and trustees of such funds, as well as reviewed the actuarial assumptions used in setting the Company's funding policies for such funds. The current Compensation/Pension Committee consists of Eugene Roth, Esq., Chairman, Daniel E. Knowles and John
J. Whyte.

Directors' Compensation

  Directors of CTE who are employees of the Company and its subsidiaries receive no Directors' fees. Non-employee Directors of the Company receive an annual Directors' fee of $9,000 in CTE Common Stock based upon the average fair market value of the CTE Common Stock during the ten (10) trading days prior to the grant date, plus $750 in cash per Board of Directors meeting. The Committee Chairmen and other committee members are paid $1,000 and $750 in cash, respectively, for each committee meeting attended. Pursuant to the 1997 Non-Management Directors' Compensation Plan, each non-employee Director will receive an annual grant of non-qualified options covering 2,000 shares of CTE Common Stock on the date of the Annual Meeting of Shareholders (based upon the average fair market value of the CTE Common Stock during the ten (10) trading days prior to such date).

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Set forth below is certain information regarding the beneficial ownership of CTE Common Stock and CTE Class B Common Stock as of March 31, 2000, held by
(i) each Director of the Company, (ii) the named executive officers below,
(iii) all persons who are currently Directors or executive officers of the Company as a group, and (iv) each person known to the Company to own beneficially more than 5% of the outstanding shares of CTE Common Stock or CTE Class B Common Stock. Because the shares of CTE Class B Common Stock are convertible at the option of the holder into shares of Common Stock on a one-for-one basis at any time and from time to time, the "Assuming Conversion" columns in the CTE Common Stock table reflect the total shares of CTE Common Stock which would be beneficially owned by such person or group assuming no other conversions. The "Percent of Outstanding Shares" columns represent ownership, not voting interest. Shares of CTE Common Stock have one vote per share and shares of CTE Class B Common Stock have fifteen (15) votes per share. Each Director or named executive officer has investment and voting power over the shares listed opposite his name except as set forth in the footnotes hereto:

                                                         CTE Class B
                            CTE Common Stock(1)          Common Stock         Assuming Conversion
                          ------------------------ ------------------------ ------------------------
                           Number of                Number of                Number of
                             Shares    Percent of     Shares    Percent of     Shares    Percent of
                          Beneficially Outstanding Beneficially Outstanding Beneficially Outstanding
Name of Beneficial Owner    Owned(2)    Shares(2)     Owned       Shares     Carried(2)   Shares(2)
------------------------  ------------ ----------- ------------ ----------- ------------ -----------
Michael A. Adams(3)(7)..      45,993         *             --        --          45,993        *
John Butler(7)..........      13,289         *             --        --          13,289        *
Donald P. Cawley(4)(7)..      20,986         *             --        --          20,986        *
James Q. Crowe(5)(15)...      18,856         *             --        --          18,856        *
James DePolo(6).........      30,200         *             --        --          30,200        *
Michael I.
 Gottdenker(7)(8).......     169,002         *             --        --         169,002        *
Stuart E. Graham(5).....       4,810         *          3,101         *           7,911        *
Frank M. Henry(5).......      40,977         *         15,398         *          56,375        *
Richard R.
 Jaros(5)(15)...........       5,273         *             --        --           5,273        *
Daniel E. Knowles(9)....       5,711         *             --        --           5,711        *
David C.
 McCourt(7)(10)(15).....     405,950         2%         3,333         *         409,283        2%
David C. Mitchell(5)....       6,872         *             --        --           6,872        *
Eugene Roth(5)..........       4,238         *          3,999         *           8,237        *
Walter Scott,
 Jr.(5)(15).............     114,289         *             --        --         114,289        *
Timothy J.
 Stoklosa(11)...........       9,181         *             --        --           9,181        *
David G.
 Weselcouch(7)(12)......      11,070         *             --        --          11,070        *
John J. Whyte(5)........       4,811         *             --        --           4,811        *
All Directors and
 Executive Officers as a
 group (22 persons).....     952,696         5%        25,831         1%        978,527        4%
Level 3 Telecom
 Holdings, Inc.(13).....   9,639,326        48%     1,017,061        49%     10,656,387       48%
Mario J. Gabelli
 Group(14)..............   1,421,872         7%       275,570        13%      1,697,442        8%

--------
 (*)  Less than one percent of the outstanding shares of the class.
 (1) The CTE Class B Common Stock is convertible, at the option of the holder, into shares of CTE Common Stock on a one-for-one basis at any time and from time to time. The CTE Common Stock column has been prepared assuming that no shares of CTE Class B Common Stock are converted into CTE Common Stock.
 (2) Includes vested matching share units and share units pursuant to participants' contributions under the CTE Executive Stock Purchase Plan (further described below) at March 31, 2000.
 (3) Includes options to purchase 40,020 shares of CTE Common Stock exercisable within 60 days after March 31, 2000.
 (4) Includes options to purchase 13,337 shares of CTE Common Stock exercisable within 60 days after March 31, 2000.

 (5) Includes options to purchase 4,000 shares of CTE Common Stock exercisable within 60 days after March 31, 2000.
 (6) Includes options to purchase 28,000 shares of CTE Common Stock exercisable within 60 days after March 31, 2000.
 (7) Under the CTE Executive Stock Purchase Plan ("ESPP"), participants who defer current compensation are credited with "Share Units" with a value equal to the amount of the deferred pretax compensation. The value of a Share Unit is based on the value of a share of CTE Common Stock. The Company also credits each participant's matching account under the ESPP with 100 percent of the number of Share Units credited based on the participant's elective contributions. Share Units credited to participants' elective contribution accounts are fully and immediately vested. Share Units credited to participants' matching accounts generally vest on the third anniversary of the date they are credited, subject to continued employment. Share Units credited to a participant's matching account become fully vested on a change in control of the Company, or on the participant's death or disability while actively employed. The Company has established a grantor trust to hold CTE Common Stock corresponding to the number of Share Units credited to participants' accounts in the ESPP. Participants do not have the right to vote Share Units, provided that the Company may, but is not required to, make arrangements for participants to direct the trustee of the grantor trust as to how to vote a number of shares held by the grantor trust corresponding to the number of Share Units credited to the participants' matching account. The table below shows with respect to each named participant, Share Units relating to the CTE Common Stock acquired by each such participant in lieu of current compensation and the vested Share Units credited to the ESPP account of each such participant as of March 31, 2000 including matching share units scheduled to vest within 60 days thereafter:

                                          Total Shares
                                          Acquired and
                                        Vested Restricted
            Name                         Matching Shares
            ----                        -----------------
            Michael A. Adams...........       5,974
            John Butler................       1,432
            Donald P. Cawley...........       1,054
            Michael I. Gottdenker......      14,194
            David C. McCourt...........      24,336
            David G. Weselcouch........       1,067

 (8) Includes options to purchase 144,018 shares of Common Stock exercisable within 60 days after March 31, 2000.
 (9) Includes options to purchase 2,000 shares of Common Stock exercisable within 60 days after March 31, 2000.
(10) Includes options to purchase 333,500 shares of Common Stock exercisable within 60 days after March 31, 2000.
(11) Includes options to purchase 7,342 shares of Common Stock exercisable within 60 days after March 31, 2000.
(12) Includes options to purchase 8,800 shares of Common Stock exercisable within 60 days after March 31, 2000.

(13) As a result of PKS separating its construction and mining management businesses ("Construction Group") from its other businesses on March 31, 1998 (the "Split-Off"), PKS no longer owns any interest in the Construction Group. Following the Split-Off, PKS changed its name to "Level 3 Communications, Inc.," the company formed in the Split-Off to hold the Construction Group's business, changed its name to "Peter Kiewit Sons', Inc." Level 3 holds 90% of the common stock of LTH and all of the preferred stock of LTH. David C. McCourt owns the remaining 10% of the common stock of LTH. The address of Level 3 and LTH is 1025 Eldorado Blvd., Broomfield, Colorado 80021.
(14) Based on information obtained from Schedule 13Ds and amendments thereto for the CTE Common Stock and the CTE Class B Common Stock filed through March 31, 2000, with the Securities and Exchange Commission (the "SEC") by Mario J. Gabelli, together with GAMCO Investors, Inc., Gabelli Funds, Inc., Gabelli Performance Partnership, L.P., Gabelli International Limited, Gabelli International II Limited and Gabelli & Company, Inc., the address of each is One Corporate Center, Rye, New York 10580-1434.
(15) Does not include shares beneficially owned by LTH. As an officer, Director or shareholder of Level 3 or LTH, this person may be deemed to beneficially own all of the shares of CTE Common Equity beneficially owned by LTH.

                           COMPENSATION INFORMATION

EXECUTIVE COMPENSATION

  The following table sets forth, for the fiscal years ending December 31, 1999, 1998 and 1997, the cash compensation, as well as certain other compensation, paid or accrued to the Chairman and the top five most highly compensated executive officers (the named executive officers).

                          SUMMARY COMPENSATION TABLE

                                    Annual
                                Compensation(1)      Long-Term Compensation Awards
                              ------------------- ------------------------------------
                                                                             All Other
                               Compen-              Restricted   Securities   Compen-
                               sation/                Stock      Underlying   sation
Name and Position        Year Salary($) Bonus ($) Awards ($) (2) Options (#)  ($) (3)
-----------------        ---- --------- --------- -------------- ----------- ---------
David C. McCourt........ 1999      (4)        (4)        (4)           --        (4)
 Chairman                1998      (4)        (4)        (4)           --        (4)
                         1997  500,000  1,400,000    380,000           --      8,144
Michael I. Gottdenker... 1999  350,000    500,000    125,000       180,000     6,140
 President and Chief
  Executive Officer      1998  269,999    275,000    104,000       180,000     6,454
                         1997  209,038    250,000     64,808           --      6,563
James DePolo (5)........ 1999  240,000    250,000        --            --        --
 Executive Vice
  President              1998  229,000    125,000        --         70,000       --
 and Chief Operating
  Officer                1997  138,713     45,000        --            --        --
John Butler (6)......... 1999  157,115    125,000     42,623           --     11,820
 Former Executive Vice
  President              1998   22,500     65,000        --         50,000    19,941
 and Chief Financial
  Officer                1997      (7)        (7)        (7)           (7)       (7)
Donald P. Cawley........ 1999  113,750     75,000     22,750           --      4,283
 Vice President and      1998  101,134     37,500        --         15,000     3,847
 Chief Accounting
  Officer                1997   92,230     30,000        --          6,670       --
David G. Weselcouch..... 1999  124,519     37,500     24,904           --      4,867
 Vice President of
  Investor Relations and 1998   92,308     35,000        --         22,000     2,375
 Corporate
  Communications         1997      (7)        (7)        (7)           (7)       (7)

--------
(1) Includes the amount of deferred compensation contributed by the named executive officers to purchase share units pursuant to the ESPP. Such contributions are matched by the Company. Refer to Footnote (2) below.
(2) Represents the market value on the date of grant of matching share units acquired in lieu of cash compensation pursuant to the ESPP. See also Footnote (7) under "Security Ownership of Certain Beneficial Owners and Management." In connection with the distribution of CTE Common Stock as well as RCN Common Stock and Cable Michigan Common Stock to holders of CTE Common Equity in September 1997 (the "Distribution"), share units of CTE Common Stock purchased under the ESPP and share units awarded under the ESPP that relate to CTE Common Stock were adjusted so that, following the Distribution, each such participant was credited with an aggregate equivalent value of share units of common stock of CTE, RCN and Cable Michigan. On October 1, 1997, the shareholders voted to approve a 2-for-3 reverse stock split. Share units have been retroactively restated to reflect the reverse split.

 As of December 31, 1999, the aggregate holdings and the value of share units for CTE Common Stock were:

                                                          Share Units Aggregate
     Name                                                     (#)     Value ($)
     ----                                                 ----------- ---------
     David C. McCourt ...................................   25,304    1,337,949
     Michael I. Gottdenker ..............................   20,254    1,070,930
     James DePolo .......................................      --           --
     John Butler ........................................    2,052      108,500
     Donald P. Cawley ...................................    1,150       60,806
     David G. Weselcouch ................................    1,258       66,517

  Vesting of Share Units is accelerated upon a change in control of the Company. Dividends, if any, are paid on restricted shares. Subject to continued employment, restricted share units credited to participants' accounts vest in three (3) calendar years following the date on which the share units were initially credited to the participant's account.
(3) Includes the following amounts for the last fiscal year:
      (i) David C. McCourt: None; (ii) Michael I. Gottdenker: $541--Company paid life insurance; $5,600--401(k) Company match; (iii) James DePolo: None;
      (iv) Donald P. Cawley: $302--Company paid life insurance; $3,981--401(k) Company match; (v) John Butler: $316--Company paid life insurance; $7,196--relocation; $4,308--401(k) Company match; (vi) David G.
      Weselcouch: $514--Company paid life insurance; $4,353--401(k) Company match.
(4) Mr. McCourt received no direct compensation from the Company for 1999. He is an employee of and is compensated by RCN, and his compensation is determined by the compensation committee of RCN. The Company pays a management fee to RCN in respect of the services provided by RCN to the Company, which includes the services of Mr. McCourt.
(5) Mr. DePolo is employed as an independent consultant for the Company.
(6) Mr. Butler resigned from the Company on March 17, 2000.
(7) The information is not required since the named executive was not an executive officer in 1997.

                  CTE Options/SAR Grants in Fiscal Year 1999

                                                                    Potential Realizable
                                                                      Value at Assumed
                          Number of  % of Total                        Annual Rates of
                          Securities  Options                            Stock Price
                          Underlying  Granted   Exercise              Appreciation for
                           Options   to Emp. In Or Base                  Option Term
                           Granted   Fiscal Yr.  Price   Expiration ---------------------
Name                         (#)        1999     ($/sh)     Date      5%($)      10%($)
----                      ---------- ---------- -------- ---------- ---------- ----------
David C. McCourt........       --        --        --         --           --         --
Michael I. Gottdenker...   180,000      54.8     31.75     2/4/09    3,594,133  9,108,238
James DePolo............       --        --        --         --           --         --
John Butler.............       --        --        --         --           --         --
Donald P. Cawley........       --        --        --         --           --         --
David G. Weselcouch ....       --        --        --         --           --         --

                            FY-End Option Values(1)

                               Number of Securities      Value of Unexercised
                               Underlying Options at   In-The-Money Options  at
                                 December 31, 1999       December 31, 1999(2)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
Name                             (#)          (#)          ($)          ($)
----                         ----------- ------------- ----------- -------------
David C. McCourt............   300,150       33,350    13,132,063    1,469,735
Michael I. Gottdenker.......    72,018      334,672     2,562,404    8,326,429
James DePolo................    14,000       56,000       395,500    1,582,000
John Butler.................    10,000       40,000       277,500    1,110,000
Donald P. Cawley............     9,003       16,002       341,276      506,196
David G. Weselcouch.........     4,400       17,600       124,300      497,200

--------
(1) No stock options were exercised by the named executive officers during the fiscal year ending December 31, 1999.
(2) The fair market value of CTE Common Stock at December 31, 1999 was $52.875 per share.

Pension Benefits

  The following table shows the estimated annual benefits payable under the Company's pension plan upon retirement for the named executive officers based upon the compensation and years of service classifications indicated:

                                                     Years of Service
                                          --------------------------------------
   Average Compensation                     5      10      15      20      25
   --------------------                   ------ ------- ------- ------- -------
   $100,000.............................. $5,843 $11,685 $17,528 $23,370 $29,213
   $125,000..............................  7,530  15,060  22,590  30,120  37,650
   $150,000..............................  9,218  18,435  27,653  36,870  46,088
   $160,000--$250,000....................  9,893  19,785  29,678  39,570  49,463

  Pensions are computed on a single straight life annuity basis and are not reduced for social security or other offset amounts. Participants receive a pension based upon average compensation multiplied by the number of years of service. Average compensation is computed on the basis of the average of the employee's highest five (5) consecutive annual base salaries in the ten (10) years immediately preceding retirement. The compensation covered by this plan is generally based upon the compensation disclosed as salary in the "Summary Compensation Table."

                         COMPENSATION COMMITTEE REPORT

  The compensation programs for the Company's executive officers are administered by the Compensation Committee ("Compensation Committee") of the Company's Board of Directors. The Compensation Committee makes recommendations and/or determinations with respect to all executive compensation matters.

  The Compensation Committee submits the following report on compensation for the Company's executive officers for the 1999 fiscal year.

Compensation Philosophy

  In connection with the September 30, 1997 distribution of 100 percent of the outstanding shares of common stock of RCN and Cable Michigan to the shareholders of a predecessor to the Company (the "Distribution"), certain principal executive officers of RCN provided certain services to the Company. Some of these officers of RCN were also executive officers of the Company, but received no compensation from the Company including the Office of the Chairman, the General Counsel and certain other officers. Such RCN executive officers, including Mr. McCourt, were compensated by RCN or one of its affiliates.

  The philosophy of the Company's compensation program is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance shareholder value. The Company's compensation plan policies and philosophies are to:

  (1) Establish and implement the concept of Total Direct Compensation ("TDC"), which is intended to provide a base salary slightly below that of the Company's peer group, a short-term bonus opportunity equivalent to that of the Company's peer group, and a long-term bonus opportunity above that of the Company's peer group.

  (2) Establish market-based levels or "bands" for the executive group and develop a TDC profile for each band. An executive's placement in the bands will be based on individual performance, level and scope of responsibility, and impact on decision making.

  (3) Make a greater portion of an executive's potential total compensation opportunity conditional on attainment of performance incentives, with a smaller portion derived from base salary, as an executive's level of responsibility increases.

  (4) Align the interests of executives with the interests of shareholders through ownership of Company stock.

  For the other executive officers of the Company, the Chief Executive Officer, with the review and approval of the Compensation Committee, determines base salaries and makes recommendations with respect to short term incentive grants and stock option grants as he deems appropriate and consistent with the TDC guidelines and the compensation philosophy of the Company.

  To further align the interests of the Company's executives with that of shareholders, the Company encourages executives to acquire and maintain a significant equity stake in the Company. To assist executives in accumulating this equity position on a pre-tax basis, the Company implemented the Executive Stock Purchase Plan pursuant to which an executive may purchase Company stock through deferral of earned and otherwise payable compensation, which is matched by the Company.

Executive Officer Compensation

  The salaries paid to executive officers by the Company for 1999 were targeted to be slightly below that of executive officers in the Company's peer group and were based upon the consideration of certain employment data, an assessment of the Company's and the officers' performance during the prior year and certain subjective criteria.

  The amount of cash bonuses paid to executive officers for 1999 pursuant to the bonus plan as adopted by the Company was determined through a combination of factors including the attainment of certain corporate, business unit and individual objectives (financial and non-financial), the compensation practices of the Company's peer group, corporate and business unit financial performances and certain subjective criteria. Special emphasis was placed on the officers' contribution to the outstanding results at Commonwealth Telephone Company ("CT") and CTSI, Inc.

  Stock options were granted to certain executive officers named in the Summary Compensation Table. The Compensation Committee believes that stock options assist in recruiting, incenting, and retaining executive talent and the creation of shareholder value in the long term since the full benefit of the compensation package cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The number of stock options granted to each executive officer and/or mid-level management employee was based on the individual's salary band, title and the evaluation of each executive's individual performance and contribution to the Company's performance presented to the Compensation Committee.

Chief Executive Officer Compensation

  Michael I. Gottdenker is the President and Chief Executive Officer of the Company. In 1999, Mr. Gottdenker was paid a base salary and bonus of $350,000 and $500,000, respectively. Mr. Gottdenker's compensation for 1999 was structured so that his base compensation was slightly below the level paid to persons holding similar positions at similarly situated companies. Mr. Gottdenker's short-term incentive award, which was earned under the short-term plan adopted by the Company, reflects the extraordinary corporate activity that took place in 1999, the accomplishments of certain strategic corporate objectives and the attainment of certain financial and non-financial goals.

Chairman of the Board of Directors Compensation

  Mr. McCourt is Chairman of the Company's Board of Directors. The Company does not pay any compensation to Mr. McCourt for his services. Mr. McCourt's services are provided to the Company under the terms of the Distribution Agreement dated September 5, 1997, as described in Transactions with Related Parties, on page 16.

Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the Chief Executive Officer and the four (4) most highly compensated executive officers other than the Chief Executive Officer, unless such compensation is awarded pursuant to a qualified performance-based program. Subject to the needs of the Company, the Company's compensation plans are generally intended to qualify for such qualified performance-based exemption. The Company adopted the 1996 Bonus Plan, which is intended to serve as a qualified performance-based compensation program under Section 162(m).

                                       COMPENSATION COMMITTEE

                                       Eugene Roth, Esq., Chairman
                                       Daniel E. Knowles
                                       John J. Whyte
                                       Dated: April 12, 2000

Performance Graph

  The following performance graph compares the performance of CTE Common Stock and CTE Class B Common Stock to the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The graph assumes that the value of the investment in CTE's Common Stock, CTE Class B Common Stock and each index was $100 at December 31, 1994. The CTE Common Stock and CTE Class B Common Stock assumes the reinvestment of dividends.

                                    [GRAPH]

                                   Dec-94 Dec-95 Dec-96 Dec-97 Dec-98 Dec-99
                                   ------ ------ ------ ------ ------ ------
CTCO                                  100    156    122    313    405    640
CTCOB                                 100    158    123    326    411    821
NASDAQ Stock Market (U.S.) Index      100    141    174    213    300    542
NASDAQ Telecommunications Index       100    131    134    196    322    561

                       TRANSACTIONS WITH RELATED PARTIES

  The Company entered into an agreement with RCN Long Distance Company whereby Commonwealth Long Distance Company ("CLD") and CTSI, Inc. ("CTSI") purchased long-distance service from RCN Long Distance Company for resale to customers of CLD and CTSI. In 1999, CLD and CTSI incurred approximately $8,070,000 of expenses associated with this long-distance resale agreement and related customer service expenses. This agreement is the result of arm's length negotiation and fees are paid to RCN Long Distance Company based on usage. In addition, the Company paid RCN Long Distance Company $143,000 for network costs.

  RCN agreed to provide or cause to be provided to CTE certain specified services (management services) for a transitional period pursuant to the Distribution Agreement dated as of September 5, 1997. The transitional services to be provided included the following: (i) accounting, (ii) payroll,
(iii) management supervision and Office of the Chairman, (iv) cash management,
(v) human resources and benefit plan administration, (vi) insurance administration, (vii) legal, (viii) tax, (ix) internal audit, (x) investor and public relations and (xi) other miscellaneous administrative services. The fee per year for these services was 3.5% of the first $175 million of revenue of CTE and 1.75% of any additional revenue. The total fees for 1999 and 1998 were approximately $5,234,000 and $7,016,000, respectively. During 1999, the majority of the transitional services were transferred to CTE from RCN and therefore the fee was adjusted downward accordingly. The transitional services remaining in 2000 include legal and Office of the Chairman. The fee for these services in 2000 is estimated to be approximately $2,000,000.

  During 1999 Commonwealth Telephone Company ("CT") leased certain facilities owned by RCN. As a result of arm's length negotiation, CT paid rent on such facilities totaling approximately $47,000 in 1999.

  As a result of arm's length negotiation, CT and CTSI received approximately $1,560,000 in access charges from RCN Long Distance Company as a result of RCN originating and terminating traffic on CT and CTSI's networks. CT also received approximately $420,000 in long-distance switch rental revenue from RCN Long Distance Company. In addition, CT and CTSI received approximately $1,000,000 in local service, telephone access, toll and vertical service revenue from related parties, primarily RCN companies.

  As a result of arm's length negotiation, CTE provided to RCN lockbox services, storage facilities, MIS support and miscellaneous administrative services in the amount of approximately $67,000. These services are no longer provided to RCN. CTE also provided lockbox services to Cable Michigan through May 1999 in the amount of approximately $50,000.

  As a result of arm's length negotiation, Commonwealth Communications ("CC"), the Company's engineering design and consulting service business, received approximately $310,000 in 1999 for services provided to various RCN companies.

  CT and CC provided telephone service and engineering consulting services to First Union Corporation in the amount of approximately $100,000. Mr. Roth, a Director of the Company, is a Director of the Pennsylvania Regional Board of Directors of First Union National Bank. Also, Mr. Henry, a Director of the Company, is also a Director of First Union Corporation. First Union serves as administrator of the Company's Employee Stock Purchase Plan. In 1999, the company paid approximately $20,000 to First Union for such services.

  Level 3, the Company's controlling shareholder, and/or its affiliates, has a substantial stock ownership in LTH and the Company. These companies share certain mutual director representation on their respective boards.

  A three-year promissory note and security agreement dated December 29, 1998 was entered into by Michael I. Gottdenker and in favor of CTE in the amount of $250,000 at an interest rate of 4.28 percent per annum.

                                  PROPOSAL 2

                     RATIFICATION OF INDEPENDENT AUDITORS

  The Company is asking the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

  If the shareholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors. Notwithstanding the shareholders' ratification of the selection of the independent auditors, the Board reserves the right to select other independent auditors at its discretion.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions. Ratification of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2000, requires the affirmative vote of a majority of the votes cast by holders of CTE Common Stock and CTE Class B Common Stock voting together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                  PROPOSAL 3

                 APPROVAL OF AMENDMENTS TO THE COMPANY'S 1997
               NON-MANAGEMENT DIRECTORS' STOCK COMPENSATION PLAN

  The Board believes that granting stock options and awarding shares in respect of meeting fees and annual retainers payable to non-employee Directors promotes the interests of the Company and its shareholders by increasing the proprietary interest of non-employee Directors in the growth and performance of the Company. In order to continue this practice, the Board, on March 2, 2000, approved an increase in the number of shares available for award pursuant to the 1997 Non-Management Directors' Stock Compensation Plan (the "Non-Employee Director Plan").

  The Current Plan. As in effect prior to March 2, 2000, a total of 25,000 shares of CTE Common Stock were subject to award under the Non-Employee Director Plan. Only Directors who are not also employees of the Company or its affiliates are eligible for awards. Non-employee Directors receive both non-qualified stock options and outright grants of stock pursuant to the Non-Employee Director Plan. Specifically, at the Annual Meeting, non-employee Directors are granted a fully vested non-qualified stock option to purchase 2,000 shares of CTE Common Stock. The purchase price is 100% of the fair market value of the shares on the date of grant. In addition, non-employee Directors receive grants of shares as of each January 1 in an amount equal to the quotient obtained by dividing the annual retainer for that year by the average closing price of CTE Common Stock for the ten (10) trading days prior to the applicable January 1.

  Upon exercise of the options, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the share of common stock acquired and the aggregate exercise price. CTE will receive a deduction at that time in a like amount. Upon grant of shares, the non-employee Director will recognize ordinary income in an amount equal to the fair market value of the shares. CTE will receive a deduction at that time in a like amount.

  Since the adoption of the Non-Employee Director Plan effective February 12, 1997, non-employee Directors of CTE have received options for 36,000 shares of stock and have been granted 7,299 shares of stock. The Non-Employee Director Plan is administered by the Board. The Board may amend the Non-Employee Director Plan at any time, but the Board may not, without the approval of the shareholders, (i) increase the number of shares that may be purchased pursuant to options (either individually or in the aggregate), other than an adjustment due to a change in the corporate structure affecting the shares, such as a stock split; (ii) change the requirement that options be priced at fair market value; (iii) modify the class of individuals who are eligible to participate; or (iv) materially increase the benefits accruing to participants under the Non-Employee Director Plan.

  The Plan Amendment. Under the amendment adopted by the Board and being voted on by the shareholders at the meeting, the number of shares of common stock available for award pursuant to the Non-Employee Director Plan will be increased from 25,000 to 125,000. As noted above, shareholder approval is required for this amendment to be effective. A total of 18,000 stock options will be granted at the Annual Meeting to the Company's nine (9) non-employee Directors. In addition, the Board amended the Non-Employee Director Plan to extend the term to December 31, 2003.

  On April 10, 2000, the last reported sales price of CTE Common Stock as reported on Nasdaq was $50.00 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENTS TO OUR NON-EMPLOYEE DIRECTOR PLAN AS DESCRIBED IN THIS PROPOSAL 3.

                                  PROPOSAL 4

           STOCKHOLDER REQUEST TO DECLASSIFY THE BOARD OF DIRECTORS

Shareholder Proposal

  The Company has been informed that Mr. Ray Kissenger, P.O. Box 325, Grantz, PA 17030, who has represented that he holds Common Stock of the Company with a market value of at least $2,000, has submitted the following proposal for inclusion in this Proxy Statement and has stated his intention to have such proposal presented for consideration at the Annual Meeting.

    Resolved, that the stockholders request the Board of Directors to take the steps that may be necessary in accordance with state law, and without affecting the unexpired terms of previously elected directors, to declassify the Board of Directors so that all directors may be elected annually.

Statement of Support

    The election of directors is the primary means by which stockholders may influence corporate policies and hold management accountable for the implementation of those policies. However, this avenue of influence is limited by the fact that the CTE Board is divided into three classes of directors that serve for staggered three-year terms.

    This means that individual directors will face election only once every three years. Stockholders are deprived of the opportunity to hold two-thirds of the directors accountable for their conduct during the past year. A declassified Board would allow shareholders an opportunity to annually register their views on the performance of the board collectively and each director individually.

    A classified board might also be seen as an impediment to a potential takeover of CTE's stock at a premium price. With the inability to replace the majority of the Board at one annual meeting, an outside suitor might be reluctant to make an offer in the first place.

    The Investor Responsibility Research Center has determined that proposals to repeal classified boards within its research universe won an average of
  44.9 percent of the votes during the 1997 proxy season.

    Concerns that the annual election of directors would leave CTE without experienced board members in the event that all incumbents are voted out are unfounded. If the owners should choose to replace the entire Board, it would be obvious that the incumbent directors' contributions were not valued.

    Repeal of the classified board is in the best interests of the Company and its stockholders because the Board would be likely to deliberate more carefully about issues of corporate governance and management if all directors know that they must stand for re-election at each annual meeting. The annual election of directors will impose the level of management accountability necessary to enhance stockholder value over the long term.

    Please VOTE FOR this proposal.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

  The Board of Directors unanimously recommends a vote AGAINST the proponent's proposal to declassify the Board of Directors so that all directors may be elected annually. The Board believes it is in the best interests of the Company and its shareholders to continue to have a classified Board.

  The Board of Directors has been divided into three (3) classes since the shareholders of Commonwealth Telephone Company voted at the 1978 Annual Meeting of Shareholders to amend the By-laws to permit a classified Board of Directors. Subsequently, through the formation of a holding company, the creation of C-TEC Corporation and ultimately the restructuring of C-TEC Corporation in September 1997, which resulted in C-TEC Corporation changing its name to Commonwealth Telephone Enterprises, Inc., the Board of Directors has always remained divided into three (3) classes. The classified election of Directors is a common practice that has been adopted by the shareholders of many major corporations and is consistent with Pennsylvania State law. The Board is confident that the election of Directors by classes is in the best interest of the Company and its shareholders and should not be changed for a number of reasons.

  The Board believes that the election of Directors by classes assures continuity and stability in the management of the affairs of the Company, because, at any given time, a majority of the Board generally will have had prior experience as directors of the Company. This serves to provide solid knowledge of the business and industry, long-term strategic planning, informed oversight of corporate policies and orderly development of strategies and operations to enhance shareholder value. This also permits a more orderly process for a change in the composition of the Board and Company policies and strategies.

  Moreover, the Board believes that Directors elected for classified terms are not any less accountable or responsive to shareholders than they would be if elected annually. The same standards of performance apply to all of the Directors regardless of the term of service. Further, the shareholders retain their ability to replace incumbent Directors or propose and elect alternative nominees for the class of Directors to be elected each year. Thus, the shareholders continue to enjoy a significant opportunity to express their views regarding the Board's performance and to influence the Board's composition. Finally, your Board believes that the continuity and quality of leadership resulting from the classified Board creates long-term value for the Company's shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THE PROPOSAL BY A SHAREHOLDER TO DECLASSIFY THE BOARD OF DIRECTORS AS DESCRIBED IN THIS PROPOSAL 4.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                              GENERAL INFORMATION

Financial Information

  A copy of the Company's 1999 Annual Report to Shareholders containing the Consolidated Financial Statements of the Company, including the report thereon dated March 3, 2000 of PricewaterhouseCoopers LLP, independent accountants, accompanies this Proxy Statement.

  Upon the written request of any person who, on March 20, 2000, was a record owner of CTE Common Stock or CTE Class B Common Stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company's 1999 Annual Report on Form 10-K, including the financial statements, schedules and exhibits, filed with the SEC. Written requests for the Annual Report should be directed to: Investor Relations Department, Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attn: David G. Weselcouch, Vice President of Investor Relations and Corporate Communications, e-mail: dwes@epix.net.

Solicitation of Proxies

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, Directors and regular employees of the Company, personally or by telephone, telecopy or telegraph, and the Company may reimburse persons holding stock in their names or those of their nominees for their expenses in forwarding soliciting materials to their principals.

  It is important that proxies be returned promptly. Therefore, shareholders are urged to promptly fill in, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

Shareholders' Proposals

  In order for a shareholder proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2001 Annual Meeting of Shareholders, in addition to meeting the requirements of the SEC's rules governing such proposals, the proposal must be received by the Company at its principal executive offices not later than December 27, 2000. In the event that the Company receives notice not later than March 3, 2001 of a shareholder proposal intended to be presented at the 2001 Annual Meeting of Shareholders and which is not included in the Company's proxy materials, then, so long as the Company includes in its proxy statement for such Annual Meeting advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing shareholder proposals.

                                       By order of the Board of Directors,


                                          /s/ John J. Jones

                                       John J. Jones
                                       Executive Vice President,
                                       General Counsel and Corporate
                                       Secretary

Dated: April 19, 2000

                                                                      Appendix A

                               AMENDMENT 2000-1

                 COMMONWEALTH TELEPHONE ENTERPRISES, INC. 1997
                                NON-MANAGEMENT
                      DIRECTORS' STOCK COMPENSATION PLAN
 ______________________________________________________________________________

          WHEREAS, Commonwealth Telephone Enterprises, Inc.(the "Corporation") has adopted the Commonwealth Telephone Enterprises, Inc. 1997 Non-Management Directors' Stock Compensation Plan (the "Plan"); and

          WHEREAS, pursuant to Section 9 of the Plan, the Corporation has reserved the right to amend the Plan;

          NOW, THEREFORE, BE IT RESOLVED, the Corporation hereby amends the Plan as follows:

                                       1.

          Section 3 is amended in its entirety to read as follows:

          "Shares Subject to Plan. The shares issued or issuable under the Plan shall not exceed 125,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares."

                                       2.

          Section 12 is amended in its entirety to read as follows:

          "Duration of the Plan. The Plan shall remain in effect through December 31, 2003."

          FURTHER RESOLVED, that this Amendment 2000-1 shall be effective on the date of execution indicated below.


          Executed this ___ day of ______________, 2000


                                    Commonwealth Telephone Enterprises, Inc.

     Attest:   ______________________         By:    ________________________

                                              Title: ________________________

                    COMMONWEALTH TELEPHONE ENTERPRISES, INC.
                                  100 CTE DRIVE
                         DALLAS, PENNSYLVANIA 18612-9774
             PROXY - Annual Meeting of Shareholders - May 11, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby revoking any contrary proxy previously given, hereby appoints David C. McCourt, James Q. Crowe and Richard R. Jaros, and each of them, his true and lawful agents and proxies, with full power of substitution and revocation, to vote as indicated below, all the Common Stock and Class B Common Stock of the undersigned in COMMONWEALTH TELEPHONE ENTERPRISES, INC. (the "Company") entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Princeton Marriott in Forrestal Village, 201 Village Boulevard, Princeton, New Jersey 08540, on May 11, 2000, at 10:00 a.m., local time, and at any adjournment or postponement thereof, all as set forth in the related notice and proxy statement for the 2000 Annual Meeting.

     This proxy also delegates discretionary authority with respect to any other matter as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

     TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. PLEASE RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                Change of Address

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

email:--------------------------------------------------------------------------

            (Continued, and to be Signed and Dated, on Reverse Side)


                          /\ FOLD AND DETACH HERE /\

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD
OF DIRECTORS.

Please mark
your votes as
indicated in
the sample           | X |

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

1. Election of four (4) Directors to Class I to serve for a term of three (3) years.

VOTE FOR ALL
NOMINEES

|  |


VOTE WITHHELD
FROM ALL
NOMINEES

|  |

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

David C. McCourt
Daniel E. Knowles

Walter Scott, Jr.
David C. Mitchell

2. Ratification of the appointment of
PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending
December 31, 2000.

FOR  AGAINST ABSTAIN
| |    |  |    |  |

3. Approval of Amendments to the Company's 1997 Non-Management Directors' Stock Compensation Plan.

FOR  AGAINST ABSTAIN
| |    |  |    |  |

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

4. To consider and act upon a proposal by a shareholder to declassify the Board of Directors.

FOR  AGAINST ABSTAIN
| |    |  |    |  |


Signature                           Signature                    Date
         ---------------------------         --------------------    ----------


Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority.

                          /\ FOLD AND DETACH HERE /\